UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2012

KYTHERA BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35663	03-0552903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

27200 West Agoura Road,

Calabasas, California 91301

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (818) 587-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment and Restatement of Certificate of Incorporation and Bylaws

On October 16, 2012, KYTHERA Biopharmaceuticals, Inc.’s amended and restated certificate of incorporation filed with the Secretary of State of the State of Delaware and its amended and restated bylaws became effective in connection with its closing of the initial public offering of shares of its common stock. As described in the Registration Statement on Form S-1 (File No. 333-181476), as amended (the “Registration Statement”), our Board of Directors and stockholders previously approved the amendment and restatement of our charter documents to be effective immediately prior to the closing of our initial public offering.

As amended and restated, the certificate of incorporation and bylaws contain provisions that, among other things:

•                  authorize 300,000,000 shares of common stock;

•                  delete all references to the various series of preferred stock that were previously authorized and instead create 5,000,000 shares of undesignated preferred stock with terms to be set by the board of directors, which rights could be senior to those of the common stock;

•                  prohibit cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;

•                  require the advance notice of nominations for election to the board of directors or for proposing matters that can be acted upon at a stockholders’ meeting;

•                  allow the board of directors to alter the bylaws without obtaining stockholder approval;

•                  eliminate the rights of stockholders to call a special meeting of stockholders and to take action by written consent in lieu of a meeting;

•                  require the approval of at least 66 2/3% of the shares entitled to vote at an election of directors to adopt, amend or repeal the bylaws or repeal the provisions of the amended and restated certificate of incorporation regarding the election and removal of directors and the inability of stockholders to take action by written consent in lieu of a meeting;

•                  require the approval of at least 66 2/3% of the shares entitled to vote at an election of directors to remove directors without cause; and

•                  establish a classified board of directors, as a result of which the successors to the directors whose terms have expired will be elected to serve from the time of election and qualification until the third annual meeting following their election.

The foregoing description of the amended and restated certificate of incorporation and bylaws is qualified in its entirety by reference to (1) the amended and restated certificate of incorporation filed as Exhibit 3.1 hereto, and (2) the amended and restated bylaws filed as Exhibit 3.2 hereto, each of which is incorporated herein by reference.

Item 8.01.                  Other Events.

On October 16, 2012, we completed our initial public offering of 5,060,000 shares of our common stock at a price of $16.00 per share, which includes the exercise in full by the underwriters of the offering of their option to purchase 460,000 shares of our common stock. A copy of the press release announcing the closing of our initial public offering and the underwriters’ exercise of the over-allotment option is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                  Financial Statements and Exhibits.

(d)                                  Exhibits.

Exhibit No.	Description
3.1	Seventh Amended and Restated Certificate of Incorporation of KYTHERA Biopharmaceuticals, Inc.

3.2	Amended and Restated Bylaws of KYTHERA Biopharmaceuticals, Inc.

99.1	Press Release dated October 16, 2012 titled “KYTHERA Biopharmaceuticals Announces Closing of Initial Public Offering and Exercise of Underwriters’ Over-Allotment Option.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2012	KYTHERA BIOPHARMACEUTICALS, INC.

By:
/s/ Keith R. Leonard, Jr.
Keith R. Leonard, Jr.

President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Seventh Amended and Restated Certificate of Incorporation of KYTHERA Biopharmaceuticals, Inc.

3.2	Amended and Restated Bylaws of KYTHERA Biopharmaceuticals, Inc.

99.1	Press Release dated October 16, 2012 titled “KYTHERA Biopharmaceuticals Announces Closing of Initial Public Offering and Exercise of Underwriters’ Over-Allotment Option.”